TENTH AMENDMENT TO LOAN AGREEMENT

     This TENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment", or the "Tenth Amendment") is made and entered into effective as of July 6, 2001 by and among the following parties:

          (a)  HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

          (b)  HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation

               (Borrower and Parent are sometimes hereinafter referred to as the "Companies" and individually as a "Company"),

          (c) SLB MARKETING, INC. ("SLB"), a Texas corporation, as a Credit Party under the Loan Agreement,

          (d) JCH BEVERAGE, INC. ("JCH"), a Texas corporation, as a Credit Party under the Loan Agreement,

          (e)  IBJ WHITEHALL BUSINESS CREDIT CORPORATION
     ("IBJ"), formerly IBJ Schroder Business Credit Corporation, the assignee of IBJ Schroder Bank & Trust Company,

          (f)  HELLER FINANCIAL, INC. ("Heller"),

          (g)  NATIONAL BANK OF CANADA ("NBC"), a Canadian chartered bank,

               (such lenders and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"), and

          (h)  NBC, as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS:

     A. Pursuant to that certain Loan Agreement, dated as of December 17, 1998, by and among Borrower, Parent, the Lenders and the Agent, as amended by the following:

          (1) First Amendment to Loan Agreement, dated as of April 23, 1999, by and among Borrower, Parent, the Lenders and the Agent;

          (2) Second Amendment to Loan Agreement, dated as of October 22, 1999, by and among Borrower, Parent, the Lenders, the Agent and SLB;

          (3) Third Amendment to Loan Agreement, dated as of November 2, 1999, by and among Borrower, Parent, the Lenders, and the Agent;

          (4) Fourth Amendment to Loan Agreement, dated as of November 19, 1999, by and among Borrower, Parent, the Lenders, the Agent, SLB, and JCH;

          (5) Fifth Amendment to Loan Agreement, dated as of February 29, 2000, by and among Borrower, Parent, the Lenders, the Agent, SLB, and JCH;

          (6) Sixth Amendment to Loan Agreement, dated as of April 25, 2000, by and among Borrower, Parent, the Lenders, the Agent, SLB, and JCH;

          (7) Seventh Amendment to Loan Agreement, dated as of December 22, 2000, by and among Borrower, Parent, the Lenders, the Agent, SLB, and JCH;

          (8)  Eighth Amendment to Loan Agreement, dated as of March 23,
     2001, by and among Borrower, Parent, the Lenders, the Agent, SLB, and JCH; and

          (9) Ninth Amendment to Loan Agreement (the "Ninth Amendment"), dated as of April 24, 2001, by and among, Borrower, Parent, the Lenders, the Agent, SLB, and JCH.

(as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), the Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility, a senior secured term loan facility, and two secured acquisition term loan facilities.

     B. Pursuant to the Ninth Amendment, the Credit Parties agreed that the Agent and the Lenders would have the right to adjust the percentages set forth in the definition of the Borrowing Base in the event that either the appraisal prepared by Great American Appraisal & Valuations Services, LLC and presented to the Agent on April 18, 2001, any of the appraisals required by Section 12.14(c) of the Loan Agreement, or any further information received by the Agent from appraisers indicated appraised values of the Inventory, which, in the Agent's discretion, make a reduction in such percentages appropriate, with conforming adjustments to be made to the Borrowing Base Certificate.

     C. This Amendment is the result of the Agent's and the Lenders' analysis and evaluation of, inter alia, the appraisal prepared by Great American Appraisal & Valuations Services, LLC and presented to the Agent; and this Amendment is consistent with and contemplated by the terms of the Ninth Amendment.

     D. Borrower and Parent have requested that the Agent and the Lenders amend the Loan Agreement to provide for the following:

          (a)  amendment of the definition of the Borrowing Base; and

          (b) approval of a temporary overadvance under the Revolving Credit Facility Commitment, which results from the amendment to the definitions of the Borrowing Base and the Revolving Loan Borrowing Limit, and from the re-instatement of certain reserves, as deemed appropriate in accordance with the Loan Agreement and as indicated on the revised form of the Borrowing Base Certificate, which is attached to this Amendment as Exhibit 12.1(j).

                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the Recitals stated above and further, as follows:

     1. Terms Defined; Definition of UCC. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment). The Companies, SLB, JCH, the Lenders and the Agent acknowledge and agree that the term "UCC" as used in the Loan Agreement, as amended hereby, shall mean and refer to the UCC as amended effective July 1, 2001, it being the express intention of all parties to treat such amendments as the adoption of a successor statute for purposes of the Loan Agreement.

     2.  Borrowing Base.  The definition of Borrowing Base, as set forth in
Section 1.1 of the Loan Agreement, is hereby amended to read in full as follows:

         "Borrowing Base" shall mean, as of any time, an amount equal to the sum of the following:

               (a)  the lesser of:

                    (i) up to fifty percent (50%) of the Net Amount of Eligible Inventory (excluding Pharmaceutical Inventory), or

                   (ii) up to ninety percent (90%) of the "forced liquidation" value of the Eligible Inventory (excluding Pharmaceutical Inventory), pursuant to the most recent appraisal received by the Agent,

               (b)  the lesser of:

                    (i) up to sixty-five percent (65%) of the Net Amount of Eligible Pharmaceutical Inventory, or

                   (ii) up to ninety percent (90%) of the "forced liquidation" value of the Eligible Pharmaceutical Inventory, pursuant to the most recent appraisal received by the Agent,

          (c) up to eighty-five percent (85%) of the Net Amount of Eligible Coupons,

          (d) up to fifty percent (50%) of the Net Amount of Eligible Pharmaceutical Receivables, and

          (e) up to sixty-five percent (65%) of the Net Amount of Eligible Vendor Receivables,

as determined by reference to and as set forth in the last Borrowing Base Certificate required to be delivered to the Agent and each Lender prior to such time pursuant to Section 12.1(j) hereof, beginning with the Borrowing Base Certificate delivered to the Agent and each Lender on for the period as of May 19, 2001.

     3. Revolving Loan Borrowing Limit. Section 2.2(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

     (a) The aggregate unpaid principal amount of the Revolving Credit Advances outstanding at any time shall not exceed an amount equal to the least of

               (i) the Revolving Credit Facility Commitment, minus the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of an Advance pursuant to Section 7.1(c) hereof), minus the amount of any reserve established pursuant to Section 2.8 hereof (e.g., landlord's reserves), and

              (ii) the Borrowing Base as of such time, minus the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of an Advance pursuant to Section 7.1(c) hereof), minus the amount of any reserve established pursuant to Section 2.8 hereof (e.g., landlord's reserves), and

             (iii) the amount that would be permitted under the Indenture; pursuant to the definition of "Permitted Indebtedness," as defined in the Indenture

     (the least of (i), (ii) and (iii) being the "Revolving Loan Borrowing Limit").

     4. Consent to Temporary Overadvances Under the Revolving Credit Facility Commitment. Section 2.2(d) of the Loan Agreement is hereby amended to read in its entirety as follows:

          (d) During the period from July 6, 2001 through July 30, 2001, the Lenders consent to the addition to the determination of the Revolving Loan Borrowing Limit, as calculated pursuant to Section 2.2(a)(ii), of an amount up to $4,546,000, which is the amount of the reduction to the Revolving Loan Borrowing Limit existing on May 19, 2001, as calculated pursuant to the Borrowing Base Certificate delivered to the Agent for the period ending May 19, 2001, after giving effect to the re-instatement of certain ineligible Inventory categories and the definitions of the Borrowing Base and the Revolving Loan Borrowing Limit, as set forth in the Tenth Amendment (the "Temporary Overadvance"). The Temporary Overadvance (net of any mandatory reductions as required below) will be added to the determination of the Revolving Loan Borrowing Limit, as calculated pursuant to Section 2.2(a)(ii), through July 31, 2001. The extent to which the outstanding amount of Revolving Credit Advances exceeds the Revolving Loan Borrowing Limit shall be paid in full on or before July 31, 2001. Mandatory reductions to the Temporary Overadvance shall be made in like amounts from the net proceeds of dispositions of Real Property owned by Borrower but not operated by Borrower as a grocery store and the net proceeds of dispositions of Real Property that is leased by Borrower.

     5. Establishment of Reserves. Section 2.8 of the Loan Agreement is hereby amended to read in full as follows:

     ESTABLISHMENT OF RESERVES. The Agent may at any time and from time to time in its discretion establish reserves, which shall be subtracted from the Borrowing Base when calculating the amount of the Revolving Loan Borrowing Limit. Further, in lieu of considering all Inventory at a leased location not to be Eligible Inventory (as contemplated by clause (h) of the definition of Eligible Inventory), and without limiting the foregoing, the Credit Parties specifically agree that the Agent may establish such reserves for any leased store location of Borrower that constitutes a Real Property where the Agent has not received a waiver of landlord's lien, substantially in the form and substance of the form of Landlord's Waiver attached as Exhibit 12.20 hereto or such other form as approved by the Agent. Borrower specifically acknowledges that the existing landlord's waivers received in conjunction with the Original Agreement are not satisfactory for purposes of satisfying Borrower's obligations under Sections 9.20 or 12.20 of this Agreement, that the Agent and the Lenders nevertheless shall be entitled to enjoy the benefits of such existing landlord's waivers, and that the Agent's and the Lenders' enjoyment of the benefits of such existing landlord's waivers shall not constitute approval thereof for purposes of this Section 2.8. The amount of the reserve established as a result of the failure of the Agent to receive a Landlord's Waiver will be equal to the amount of rent payable with respect to the applicable store and Real Property for a period of three (3) months.

     6. Borrowing Base Certificate. The form of the Borrowing Base Certificate attached to the Loan Agreement as Exhibit 12.1(j) is hereby amended and replaced by the form of the Borrowing Base Certificate attached as Exhibit 12.1(j) to this Amendment.

     7. Errata. The last sentence of Section 21(c) of the Ninth Amendment, pertaining to engagement of a consultant by the Agent and the Lenders, is amended and restated to read in its entirety as follows:

     The Borrower shall cooperate in every respect with the Agent's or the Lenders' consultant, including providing any requested information in a timely manner. Borrower shall reimburse the Agent for all fees and expenses charged by the Agent's or the Lenders' consultant.

     8. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:

          (a) the Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

               (i)  Amendment Documents.   This Amendment and any other
          instrument, including, document or certificate required by the Agent to be executed or delivered by Borrower, Parent or any other party in connection with this Amendment or any consent granted herein, duly executed by the parties thereto (collectively, the "Amendment Documents"); and

              (ii) Additional Information. Such additional documents, instruments and information as the Agent or its legal counsel, Hughes & Luce, L.L.P., special counsel to the Agent, and all local counsel to the Agent, may reasonably request to effect the transactions contemplated hereby.

          (b) Delivery of Documents. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Agent and its legal counsel, Hughes & Luce, L.L.P.

     9. Representations and Warranties. Each Company hereby represents and warrants to the Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of each Company and will not violate the corporate charter or bylaws of any Company, (b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the Loan Agreement), (c) no Default or Event of Default has occurred and is continuing, and (d) the Loan Agreement (as amended by this Amendment), the Notes (as the same may be amended and restated from time to time) and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each Company, as applicable.

    10. Amendment Documents as Loan Documents. The term Loan Documents as defined in the Loan Agreement and as used in any of the Loan Documents includes, without limitation, this Amendment and each of the other Amendment Documents executed in connection herewith.

    11. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

    12. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

    13. No Commitment. Borrower, Parent and Guarantors agree that neither the Agent nor the Lenders have made any commitment or other agreement regarding the Loan Agreement, or the Loan Documents, except as expressly set forth in this Amendment. Borrower, Parent and Guarantors warrant and represent that none of the Credit Parties will rely on any commitment, further agreement to amend or other agreement on the part of the Agent or the Lenders unless such commitment or agreement is in writing and signed by the Agent and the Lenders.

    14. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, OR PARENT, AND (B) AGENT OR ANY LENDER.

    15. Loan Agreement Remains in Effect: No Waiver. Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan Agreement, the Loan Documents or otherwise.

     16. Ratification of Guaranties. Each of Parent and by their signature below SLB and JCH, reaffirms its respective obligations under its respective Guaranty, agrees that its respective Guaranty shall remain in full force and effect not withstanding execution of this Amendment and the Amendment Documents, and agrees that its respective Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of such Guarantor, enforceable in accordance with the terms therein with regard to the Indebtedness.

     17. Counterclaims. EACH OF BORROWER, PARENT AND GUARANTORS HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE
FROM AGENT, ANY LENDER OR ITS RESPECTIVE AFFILIATES, PARTICIPANTS OR ANY OF THEIR RESPECTIVE DIRECTORS OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. EACH OF BORROWER, PARENT, AND GUARANTORS HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, EACH LENDER, AND THEIR RESPECTIVE AFFILIATES AND PARTICIPANTS, AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH EITHER BORROWER, PARENT OR GUARANTORS MAY NOW OR HEREAFTER HAVE AGAINST AGENT, ANY LENDER, THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING
FROM THE OBLIGATIONS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. BORROWER, PARENT AND GUARANTORS HEREBY COVENANT AND AGREE NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST AGENT, EACH LENDER, THEIR RESPECTIVE AFFILIATES, AND PARTICIPANTS, AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING OUT OF OR RELATED TO AGENT'S AND ANY LENDER'S ACTIONS, OMISSIONS, STATEMENT, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTION OR ATTEMPTING TO COLLECT THE INDEBTEDNESS OF BORROWER TO AGENT AND EACH LENDER, WHICH INDEBTEDNESS IS EVIDENCED BY THE LOAN AGREEMENT AND THE LOAN DOCUMENTS.

    18. Fees and Expenses. Borrower agrees to pay all expenses paid or incurred by the Agent in connection with this Amendment and any related documents, including but not limited to recording fees, computer fees, duplication fees, telephone and telecopier fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Hughes & Luce, L.L.P., counsel to the Agent.

    19. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

    20. Reference to Loan Agreement. Each of the Loan Documents, including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

    21. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

    22. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, Borrower, Parent, SLB and JCH and their respective successors and assigns, except Borrower, Parent, SLB and JCH may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

    23. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


                          [Signature Pages Follow]


     IN WITNESS WHEREOF, Borrower, Parent, SLB, JCH, the Agent and the Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.


                                    BORROWER:

                                    HOMELAND STORES, INC.


                                    By:
                                        Wayne S. Peterson,
                                        Senior Vice President - Finance and
                                        Chief Financial Officer and Secretary


                                    PARENT:

                                    HOMELAND HOLDING
                                    CORPORATION


                                    By:
                                        Wayne S. Peterson,
                                        Senior Vice President - Finance and
                                        Chief Financial Officer and Secretary


                                    CREDIT PARTIES:

                                    SLB MARKETING, INC.


                                    By:
                                        Wayne S. Peterson,
                                        Attorney-in-Fact


                                    JCH BEVERAGE, INC.


                                    By:
                                        Wayne S. Peterson,
                                        Attorney-in-Fact

                                    AGENT AND A LENDER:

                                    NATIONAL BANK OF CANADA,
                                    a Canadian chartered bank


                                    By:
                                        Pat Cloninger,
                                        Vice President

                                    By:
                                    Name:
                                    Title:


                                    ADDITIONAL LENDERS:

                                    IBJ WHITEHALL BUSINESS CREDIT
                                    CORPORATION


                                    By:
                                    Name:
                                    Title:


                                    HELLER FINANCIAL, INC.


                                    By:
                                    Name:
                                    Title: